EXHIBIT 7.11

GOLDMAN SACHS CREDIT PARTNERS L.P            WACHOVIA BANK, NATIONAL ASSOCIATION
          85 Broad Street                     WACHOVIA INVESTMENT HOLDINGS, LLC
        New York, NY 10004                      WACHOVIA CAPITAL MARKETS, LLC
                                                     One Wachovia Center
                                                  301 South College Street
   CITIGROUP GLOBAL MARKETS INC.                  Charlotte, NC 28288-0737
       390 Greenwich Street
     New York, New York 10013

                                              MERRILL LYNCH CAPITAL CORPORATION
 DEUTSCHE BANK AG NEW YORK BRANCH               MERRILL LYNCH, PIERCE, FENNER
   DEUTSCHE BANK SECURITIES INC.                    & SMITH INCORPORATED
          60 Wall Street                          4 World Financial Center
        New York, NY 10005                            250 Vesey Street
                                                     New York, NY 10080



                                                                    CONFIDENTIAL

                                                                   July 18, 2006

Knight Acquisition Corp.

c/o      The Addressees set forth below



                                 Project Knight
                                Commitment Letter

Ladies and Gentlemen:

         You have advised Goldman Sachs Credit Partners L.P. ("GSCP"), Citigroup (as defined below), Deutsche Bank AG New York Branch ("DBNY"), Deutsche Bank Securities Inc. ("DBSI"), Wachovia Bank, National Association ("Wachovia Bank"), Wachovia Investment Holdings, LLC ("Wachovia Investments"), Wachovia Capital Markets, LLC ("Wachovia Securities"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML") and Merrill Lynch Capital Corporation ("Merrill Lynch", together with GSCP, Citigroup, DBNY, DBSI, Wachovia Bank, Wachovia Investments, Wachovia Securities and ML, "we", "us" or the "Commitment Parties") that Knight Acquisition Corp. ("Merger Co"), formed at the direction of American International Group, Inc. and its affiliates (collectively, "AIG"), Goldman Sachs Capital Partners and its affiliates (collectively, "Goldman"), Riverstone Holdings LLC and its affiliates (collectively, "Riverstone"), The Carlyle Group and its affiliates (collectively, "Carlyle" and, together with AIG, Goldman, Riverstone and Carlyle, the "Sponsors"), and certain members of the management




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(collectively, the "Management") of the entity previously identified to the
Commitment Parties as "Knight" (the "Company"), together with certain other investors arranged by the Sponsors (collectively, the "Investors"), intend to acquire the Company. You have further advised us that, in connection with the foregoing, you intend to consummate the other Transactions described in the Transaction Description attached hereto as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to them in such Exhibit A and in the Term Sheet (as defined below). For purposes of this Commitment Letter, "Citigroup" shall mean Citigroup Global Markets Inc. ("CGMI"), Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citigroup shall determine to be appropriate to provide the services contemplated herein.

         In connection with the Transactions, each of GSCP, Citigroup, DBNY, Wachovia Bank (or, in the case of the Tranche C Term Facility (as defined in the Term Sheet defined below, Wachovia Investments) and Merrill Lynch (collectively, the "Initial Lenders") is pleased to advise you of its several, but not joint, commitment to provide 20% of the entire aggregate principal amount of the Senior Secured Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the exhibits hereto (such exhibits, collectively, the "Term Sheet") and 20% of the entire aggregate principal amount of the Revolving Credit Increase on or before November 22, 2006 subject only to the conditions to such increase set forth in Section 2.01(b) of the KMP Credit Agreement.

         You hereby appoint (i) GSCP to act, and GSCP agrees to act, as co-lead arranger and joint bookrunner for each of the Senior Secured Facilities (with GSCP having "left side" designation and GSCP's name appearing on the left-hand side of the Confidential Information Memorandum or other marketing materials prepared in connection with the Senior Secured Facilities), (ii) Citigroup to act, and Citigroup agrees to act, as co-lead arranger for the Tranche B Term Facility (as defined in the Term Sheet) and joint bookrunner for each of the Senior Secured Facilities, (iii) DBSI to act, and DBSI agrees to act, as co-lead arranger for the Tranche C Term Facility (as defined in the Term Sheet) and joint bookrunner for each of the Senior Secured Facilities, (iv) Wachovia Securities to act, and Wachovia Securities agrees to act, as co-lead arranger for the Tranche D Term Facility and the Revolving Facility (each as defined in the Term Sheet) and joint bookrunner for each of the Senior Secured Facilities,
(v) ML to act, and ML agrees to act, as joint bookrunner for each of the Senior Secured Facilities (GSCP, Citigroup, DBSI, Wachovia Securities and ML, collectively, the "Joint Bookrunners"), (vi) Citigroup to act, and Citigroup hereby agrees to act, as sole administrative agent for the Senior Secured Facilities and sole collateral agent for the Senior Secured Facilities with primary responsibility for documentation, (vii) GSCP and DBSI to act, and each of GSCP and DBSI hereby agrees to act, as co-syndication agents for the Senior Secured Facilities and (viii) Wachovia Bank (or, in the case of the Tranche C Term Facility, Wachovia Investments) and ML to act, and each of Wachovia Bank (and Wachovia Investments, as applicable) and ML hereby agrees to act, as co-documentation agents for the Senior Secured Facilities, in each case on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet. It is understood and agreed that no other agents, co-agents, arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by the Term Sheet or the Fee Letter referred to below) will be paid in connection with the Senior Secured Facilities unless


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you and we shall so agree, provided that you may appoint up to two additional agents or co-agents with allocation of compensation thereto as previously discussed with the Sponsors.

         The Initial Lenders reserve the right, prior to or after the execution of definitive documentation for the Senior Secured Facilities (the "Senior Secured Facilities Documentation"), to syndicate all or a portion of their respective commitments hereunder to one or more financial institutions identified by the Joint Bookrunners in consultation with and reasonably acceptable to you that will become parties to the Senior Secured Facilities Documentation and the KMP Credit Agreement pursuant to syndications to be managed by the Joint Bookrunners (the financial institutions becoming parties to the Senior Secured Facilities Documentation and/or the KMP Credit Agreement being collectively referred to as, the "Lenders"); provided that, notwithstanding the Initial Lenders' right to syndicate the Senior Secured Facilities and the Revolving Credit Increase and receive commitments with respect thereto, no Initial Lender may assign all or any portion of its commitments hereunder prior to the date of the initial funding under the Senior Secured Facilities (the date of such funding, the "Closing Date") or the closing of the Revolving Credit Increase, as the case may be. You understand that the Senior Secured Facilities and the Revolving Credit Increase will be separately syndicated, and you agree actively to assist the Joint Bookrunners in completing timely syndications reasonably satisfactory to the Joint Bookrunners and you. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing banking relationships and the existing banking relationships of the Sponsors and, to the extent practical and appropriate, the Company and its subsidiaries,
(b) direct contact between your and the Company's senior management, representatives and advisors, on the one hand, and the proposed Lenders, on the other hand (and your using commercially reasonable efforts to ensure such contact between the senior management, representatives and advisors of each of the Sponsors and the Company, on the one hand, and the proposed Lenders, on the other hand), (c) your assistance (including the use of commercially reasonable efforts to cause the Sponsors, the Company and your and their subsidiaries and representatives and advisors to assist) in the preparation of a customary Confidential Information Memorandum for the Senior Secured Facilities and other customary marketing materials to be used in connection with the syndication, (d) using your commercially reasonable efforts to obtain ratings on the Senior Secured Facilities by each of Moody's and S&P prior to the Closing Date and (e) the hosting, with the Joint Bookrunners, of one or more conference calls with or meetings of prospective Lenders at times and locations mutually agreed upon. You understand that the Joint Bookrunners may decide to commence syndication efforts for the Senior Secured Facilities promptly after the date hereof. Without limiting your obligations to assist with syndication efforts as set forth above, each Initial Lender agrees that completion of such syndications is not a condition to their commitments hereunder.

         The Joint Bookrunners will manage, in consultation with you, all aspects of the syndication, including, without limitation, selection of Lenders (subject to your consent rights set forth in the preceding paragraph), determination of when the Joint Bookrunners will approach potential Lenders and the time of acceptance of the Lenders' commitments, any naming rights (subject to your right to award additional titles set forth in the third paragraph of this Commitment Letter), the final allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Joint Bookrunners in their syndication efforts, you agree promptly to prepare and provide to us (and to use commercially reasonable efforts to cause the


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Sponsors and the Company to provide to us) all information with respect to you, the Company and your and their subsidiaries and the Transactions, including, without limitation, all financial information and projections (including financial estimates, forecasts and other forward-looking information, the "Projections"), as the Joint Bookrunners may reasonably request in connection with the structuring, arrangement and syndication of the Senior Secured Facilities. At the request of the Joint Bookrunners, you agree to assist (and to use commercially reasonable efforts to cause the Company to assist) in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is either publicly available or not material with respect to the Company and its affiliates and any of its securities for purposes of United States federal and state securities laws.

         You hereby represent and warrant that (a) to the best of your knowledge, all written information other than the Projections and information of a general economic or industry nature (the "Information") that has been or will be made available to any Commitment Party by or on behalf of you or any of your representatives or affiliates, taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (b) the Projections that have been or will be made available to any Commitment Party by or on behalf of you or any of your representatives or affiliates, have been, or will be, prepared in good faith based upon assumptions believed by you to be reasonable at the time so made available. You agree that, if at any time prior to the Closing Date, any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will supplement the Information and the Projections such that, to the best of your knowledge, the representations and warranties in the preceding sentence will be correct in all material respects under those circumstances. In arranging the Senior Secured Facilities, including the syndications of the Senior Secured Facilities, each of the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

         As consideration for the Initial Lenders' commitment hereunder and each Joint Bookrunner's agreement to structure, arrange and syndicate the Senior Secured Facilities, you agree to pay (or to cause to be paid) to the Initial Lenders the nonrefundable fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Senior Secured Facilities (collectively, the "Fee Letter").

         Each Initial Lender's commitment hereunder with respect to the Senior Secured Facilities and each Joint Bookrunner's agreement to perform the services described herein are subject to (a) there not having occurred, since the date hereof, a "Company Material Adverse Effect" (as defined in the Merger Agreement) and (b) the other conditions set forth in the Term Sheet and the other exhibits hereto.

         In addition, the commitments of the Initial Lenders hereunder with respect to the Senior Secured Facilities are subject to the negotiation, execution and delivery of Senior Secured Facilities Documentation consistent


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with the Term Sheet and otherwise in form and substance customary and appropriate for transactions of this type for affiliates of the Sponsors. Notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter, the Senior Secured Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to the Company, its subsidiaries and their businesses the making of which shall be a condition to availability of the Senior Secured Facilities on the Closing Date shall be (A) such of the representations made by the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Senior Secured Facilities Documentation shall be in a form such that they do not impair availability of the Senior Secured Facilities on the Closing Date if the conditions set forth herein and in the Term Sheet are satisfied (it being understood that, to the extent any Collateral (other than the pledge and perfection of the security interest in the capital stock of domestic subsidiaries of the Borrower (to the extent required under the Term Sheet) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Senior Secured Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed). For purposes hereof, "Specified Representations" means the representations and warranties of the Company set forth in the Term Sheet relating to corporate power and authority, the enforceability of the Senior Secured Facilities Documentation, Federal Reserve margin regulations and the Investment Company Act.

         You agree (a) to indemnify and hold harmless each Commitment Party, its affiliates and their officers, directors, employees, agents and controlling persons (collectively, the "indemnified persons"), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Transactions and the other transactions contemplated hereby, the Senior Secured Facilities or any claim, litigation, investigation or proceeding (any of the foregoing, a "Proceeding") relating to any of the foregoing, regardless of whether any such indemnified person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each such indemnified person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent they have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person or any of its affiliates or its or their officers, directors, employees, agents and controlling persons, (ii) arising from a breach of the obligations of such indemnified person under this Commitment Letter or the Senior Secured Facilities Documentation or (iii) arising out of or in connection with any Proceeding that does not involve an act or omission of you or any of your related parties and that is brought by an indemnified person against any other indemnified person, and (b) if the Closing Date occurs, to reimburse each Commitment Party from time to time for all reasonable and documented out-of-pocket expenses (including, without limitation,


                                       5
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expenses of each Commitment Party's due diligence investigation, consultants'
fees (to the extent any such consultant has been retained with your prior written consent), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel identified in the Term Sheet and of local counsel (not to exceed one counsel in any jurisdiction)) incurred in connection with the Senior Secured Facilities and the preparation of this Commitment Letter, the Term Sheet, the Fee Letter, the Senior Secured Facilities Documentation and any security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any damages arising from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith or gross negligence of any indemnified person or any of its affiliates or its or their officers, directors, employees, agents and controlling persons or (ii) for any special, indirect, consequential or punitive damages in connection with its activities related to the Senior Secured Facilities.

         You shall not be liable for any settlement of any Proceedings effected without your consent (which consent shall not be unreasonably withheld), but if settled with your written consent or if there is a final judgment for the plaintiff in any such Proceedings, you agree to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the preceding paragraph. You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless (i) such settlement includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability on claims that are the subject matter of such Proceedings and
(ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

         You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of the Commitment Parties and their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or any of their other relationships with you in connection with the performance by them and their affiliates of services for other companies, and none of the Commitment Parties and their affiliates will furnish any such information to other companies. You also acknowledge that none of the Commitment Parties and their affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Company or your or its subsidiaries, confidential information obtained by the Commitment Parties and their affiliates from other companies.

         This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than to the ultimate borrower under the Senior Secured Facilities so long as such entity is controlled by the Sponsors or, with respect to the Revolving Credit Increase, KMP) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any


                                       6
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provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission (or other electronic means (i.e., a "PDF")) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter (including the exhibits hereto) and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Senior Secured Facilities and set forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New
York.

         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any state or Federal court of the United States of America sitting in the City of New York, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder. Each of the parties hereto agrees that service of any process, summons, notice or document by registered mail addressed to it shall be effective service of process for any suit, action or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. Each of the parties hereto hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the Transactions, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder.

         We hereby notify you that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), each of us and each of the Lenders may be required to obtain, verify and record information that identifies you and the Company, which information may include your and its names and addresses and other information that will allow each of us and the Lenders to identify you or the Company in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each of us and the Lenders.

         You agree that you will not disclose, directly or indirectly, the Fee Letter and the contents thereof or, prior to you acceptance hereof, this Commitment Letter, the Term Sheet and the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person without prior written approval of a majority of the Joint Bookrunners, except that you may disclose (a) the Commitment Letter, the Term Sheet, the Fee Letter and the contents hereof and thereof (i) to the Sponsors and to your and any Sponsor's officers, directors, agents, employees, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis and (ii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or


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otherwise as required by applicable law or compulsory legal process based on the advice of your legal counsel (in which case you agree to inform us promptly thereof), (b) this Commitment Letter, the Term Sheet and the contents hereof and thereof (and, after your acceptance of the terms hereof and of the Fee Letter and return of executed signature pages hereto and thereto, the Fee Letter and the contents thereof) to the Company, the members of the special committee of the board of directors of the Company and to each of their respective officers, directors, employees, attorneys, accountants and advisors, in each case in connection with the Transactions and on a confidential and need-to-know basis,
(c) the existence and contents of the Term Sheet to any rating agency in connection with the Transactions and (d) to the extent required by applicable law, the existence and contents of this Commitment Letter and the Term Sheet in any public filing or prospectus in connection with the Merger or the financing thereof; provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and the contents thereof) after the Senior Secured Facilities Documentation shall have been executed and delivered by the parties thereto.

         The Commitment Parties and their affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent the Commitment Parties from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties, to the extent permitted by law, agree to inform you promptly thereof),
(b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their affiliates, (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their affiliates, (d) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties' knowledge subject to confidentiality obligations to you, (e) to the extent that such information is independently developed by the Commitment Parties, (f) to the Commitment Parties' affiliates and their employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information or
(g) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph). The Commitment Parties' obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the Senior Secured Facilities upon the initial funding thereunder.

         The indemnification, jurisdiction and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Senior Secured Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders' commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) titles awarded in connection with the Senior Secured Facilities and assistance to be provided in connection with the syndication thereof and (b) confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be superseded by the provisions of the Senior Secured Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may


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         terminate the Initial Lenders' commitments hereunder at any time subject to the provisions of the preceding sentence.

                  Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to Citigroup the enclosed duplicate originals (or facsimiles) of this Commitment Letter and the Fee Letter, in each case not later than 5:00 p.m., New York City time, on September 20, 2006, failing which the Initial Lenders' commitments hereunder will expire at such time. In the event that the initial borrowing under the Senior Secured Facilities does not occur on or before September 30, 2007, then this Commitment Letter and the commitments hereunder shall automatically terminate unless we shall, in our discretion, agree to an extension.













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                  We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                        Very truly yours,


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        by  /s/William W. Archer
                                            -----------------------------------
                                            Name:  William W. Archer
                                            Title: Managing Director

                                        CITIGROUP GLOBAL MARKETS INC.,
                                        by  /s/Richard Zogheb
                                            -----------------------------------
                                            Name:  Richard Zogheb
                                            Title: Managing Director

                                        DEUTSCHE BANK AG NEW YORK BRANCH,
                                        by  /s/Calli S. Hayes
                                            -----------------------------------
                                            Name:  Calli S. Hayes
                                            Title: Managing Director

                                        by            /s/Victoria Minsell
                                            -----------------------------------
                                            Name:  Victoria Minsell
                                            Title: Managing Director


                                        DEUTSCHE BANK SECURITIES INC.,
                                        by  /s/Terrence E. Nesafsey
                                            -----------------------------------
                                            Name:  Terrence E. Nesafsey
                                            Title:    Managing Director

                                        by  /s/Kevin M. Sherlock
                                            -----------------------------------
                                            Name:  Kevin M. Sherlock
                                            Title: Managing Director

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        by  /s/Stephen M. Neill
                                            -----------------------------------
                                            Name:  Stephen M. Neill
                                            Title: Director


                                         WACHOVIA INVESTMENT HOLDINGS, LLC,
                                         by /s/Stephen M. Neill
                                            -----------------------------------
                                            Name:  Stephen M. Neill
                                            Title:    Director

                                         WACHOVIA CAPITAL MARKETS, LLC,
                                         by /s/Stephen M. Neill
                                            -----------------------------------
                                            Name:  Stephen M. Neill
                                            Title: Director

                                        MERRILL LYNCH CAPITAL CORPORATION,
                                        by  /s/Richard C. Stoddard
                                            -----------------------------------
                                            Name:  Richard C. Stoddard
                                            Title: Vice President

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED,
                                        by  /s/Richard C. Stoddard
                                            -----------------------------------
                                            Name:  Richard C. Stoddard
                                            Title: Managing Director

Accepted and agreed to as of the date first written above:


KNIGHT ACQUISITION CO.

by      /s/Henry Cornell
        -----------------------------------------------
        Name:  Henry Cornell
        Title:   Authorized Person



In care of:


Mr. Richard D. Kinder c/o Kinder Morgan, Inc.
         500 Dallas Street, Suite 1000
                  Houston, TX 77002

GS Capital Partners V Fund, L.P.
         85 Broad Street
                  New York, NY 10004
                     Attention of Henry Cornell

AIG Global Asset Management Holdings Corp.
         70 Pine Street
                  New York, NY 10270
                     Attention of Brian T. Schreiber

The Carlyle Group
         1001 Pennsylvania Avenue, N.W., Suite 200 South
                  Washington, DC 20004-2505
                     Attention of Allan M. Holt

Riverstone Holdings LLC
         712 Fifth Avenue, 51st Floor
                  New York, NY 10019
                     Attention of Pierre F. Lapeyre, Jr.  and David M. Leuschen